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As filed with the Securities and Exchange Commission on August 18, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATURAL MICROSYSTEMS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	No. 04-2814586 (I.R.S. Employer Identification No.)

100 Crossing Boulevard
Framingham, Massachusetts 01702
(508) 620-9300
(Address and telephone number of Registrant's principal executive offices)

Robert E. Hult
Senior Vice President of Finance and Operations
Natural MicroSystems Corporation
100 Crossing Boulevard
Framingham, Massachusetts 01702
(508) 620-9300
(Name, address and telephone number of agent for service)

Copies to:

Dianne Callan, Esq. Natural MicroSystems Corporation 100 Crossing Boulevard Framingham, MA 01702 (508) 620-9300	Richard N. Hoehn, Esq. Choate, Hall & Stewart Exchange Place, 53 State Street Boston, MA 02109 (617) 248-5000

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to a Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    If any class of securities is to be concurrently registered on this Form pursuant to Section 12(b) of the Securities Exchange Act of 1934 pursuant to General Instruction V, please check the following box. / /

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (2)(3)	Proposed maximum Aggregate offering price (1)(2)(3)	Amount of registration fee (3)

Debt Securities (4)

Preferred Stock, $.01 par value per share (5)

Common Stock, $.01 par value per share (6)(8)

Warrants (7)

Total	$500,000,000	100%	$500,000,000	$132,000

(1)
In no event will the aggregate initial public offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000. The securities hereunder may be sold separately or as units with other securities registered hereunder. The initial public offering price of any securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered.

(2)
Pursuant to General Instruction II.D to Form S-3, the Amount To Be Registered, Proposed Maximum Aggregate Offering Price Per Security and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities which are registered hereby.

(3)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.

(4)
An indeterminate number of debt securities are covered by this Registration Statement. Debt securities may be issued (a) separately or (b) upon exercise of warrants to purchase debt securities which are registered hereby.

(5)
An indeterminate number of shares of preferred stock, par value $0.01 per share, are covered by this Registration Statement. Shares of preferred stock may be issued (a) separately, (b) upon the conversion of debt securities which are registered hereby or (c) upon exercise of warrants to purchase shares of preferred stock which are registered hereby.

(6)
An indeterminate number of shares of common stock, par value $0.01 per share, are covered by this Registration Statement. Common stock may be issued (a) separately, (b) upon the conversion of either debt securities or shares of preferred stock, each of which are registered hereby or (c) upon exercise of warrants to purchase shares of common stock. Shares of common stock issued upon conversion of debt securities and preferred stock will be issued without the payment of additional consideration.

(7)
An indeterminate number of warrants, each representing the right to purchase an indeterminate number of debt securities, shares of preferred stock or shares of common stock, each of which are registered hereby, are covered by this Registration Statement.

(8)
One preferred share purchase right will attach to and trade with each share of common stock that may be sold in the offering. These rights are also covered by this registration statement and the value attributed to them, if any, is reflected in the market price of our common stock.

Subject to completion, dated August 18, 2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$500,000,000

NATURAL MICROSYSTEMS CORPORATION

Debt Securities

Preferred Stock

Common Stock

Warrants

    This prospectus includes a general description of the debt securities, shares of preferred stock, shares of common stock and warrants we may issue from time to time. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

     Our common stock is traded on the Nasdaq National Market under the symbol NMSS.

     Investing in our securities involves risks. See "Risks Factors" beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2000.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer from time to time debt securities, shares of preferred stock, shares of common stock and warrants with up to an aggregate initial public offering price of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, in addition to this prospectus we will provide you with a prospectus supplement that will contain specific information about the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement as well as the additional information described under "Where You Can Find More Information" on page 23, before making an investment decision.

    You should rely on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

    The securities are not being offered in any jurisdiction where the offer is not permitted.

    You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

    All share numbers in this prospectus reflect the two-for-one stock split in the form of a distribution on August 7, 2000 of one share of our common stock for each outstanding share of our common stock held of record on July 24, 2000. The information incorporated by reference into this prospectus, however, may not reflect this stock split.

    This prospectus and any applicable prospectus supplement do not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC's principal office in Washington, D.C., and you may obtain copies from that office upon payment of the fees prescribed by the SEC.

ABOUT NATURAL MICROSYSTEMS

    We provide enabling technologies to the world's leading suppliers of networking and communications equipment. Our customers incorporate our software and hardware products and technologies into their solutions in order to enable communications service providers and enterprises to rapidly and cost-effectively deploy data, voice and fax applications and enhanced services in converged networks. These converged networks integrate packets of voice, fax and data from several sources on a single physical network link and allow for interoperability between the Internet, a packet-based network, and the public switched telephone network, which is circuit-based.

    We were incorporated in Delaware in 1983. Our common stock has been publicly traded since our initial public offering in 1994. Our principal executive offices are located at 100 Crossing Boulevard, Framingham, Massachusetts 01702, and our main telephone number is (508) 620-9300. We also have sales, service and engineering facilities in the United States and in other countries. Our corporate website is www.nmss.com. Information contained on our website does not constitute a part of this prospectus. Except as otherwise provided, references in this prospectus to "Natural MicroSystems," "we," "our" and "us" refer to Natural MicroSystems Corporation and its subsidiaries. Natural MicroSystems is one of our trademarks.

RISK FACTORS

    Our securities involve a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and the applicable prospectus supplement before deciding to invest in our securities. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not known to us or that we now believe to be unimportant could also impair our business. If any of the following risks actually were to occur, our business, results of operations and financial condition could be materially adversely affected and you might lose all or part of your investment. Please also see "Forward-Looking Information" on page 8.

We have experienced recent operating losses and may not remain profitable.

    We experienced operating losses in the last three quarters of 1998, all four quarters of 1999 and the first quarter of 2000. As a result, for the years ended December 31, 1998 and 1999, we reported operating losses of approximately $10.0 million and $16.6 million, respectively. We were profitable in the second quarter of 2000. However, we expect to continue to increase our levels of research and development and sales and marketing expenditures, and therefore we will continue to achieve profitability only if we can significantly increase our revenues. If our revenues do not meet the levels that we anticipate, or if our costs and expenses exceed our expectations, we will again sustain losses and the price of our common stock may decline substantially. We may not be able to sustain profitability on a quarterly or annual basis.

Our operating results fluctuate and are difficult to predict, which could cause our stock price to decline.

    Our revenues and net income, if any, in any particular period may be lower than revenues and net income, if any, in a preceding or comparable period. Factors contributing to these fluctuations, some of which are beyond our control, include:

  •
  fluctuations in our customers' businesses;

  •
  demands for our customers' products incorporating our products;

  •
  timing and market acceptance of new products or enhancements introduced by us or our competitors;

  •
  availability of components from our suppliers and the manufacturing capacity of our subcontractors;

  •
  timing and level of expenditures for sales, marketing and product development; and

  •
  changes in the prices of our products or of our competitors' products.

    In addition, we have historically operated with less than one quarter's worth of backlog and a customer order pattern that is skewed toward the later weeks of the quarter. In recent quarters, we have received orders more evenly throughout the quarter, but we cannot be sure that this will continue in the future. Any significant deferral of orders for our products would cause a shortfall in revenue for the quarter. If our quarterly revenue or operating results fall below the expectations of investors or public market analysts, our common stock price may decline substantially.

Internal development efforts by our customers may adversely affect demand for our products.

    Many of our customers, including the large equipment manufacturers on which we focus a significant portion of our sales and marketing efforts, have the technical and financial ability to design and produce components replicating or improving on the functionality of most of our products. These organizations often consider in-house development of technologies and products as an alternative to doing business with us. We cannot be certain that these customers will resolve these "make-buy" decisions in favor of working with us, rather than attempting to develop similar technology and products internally or obtaining them through acquisition.

Difficulties integrating our recent acquisition of Inno Media Logic may prevent the benefits of the acquisition from being realized.

    On July 7, 2000, we acquired Inno Media Logic Inc. (I.M.L.), a company based in Montreal, Quebec. The stockholders of I.M.L. exchanged all of their shares of common stock for approximately $69.1 million in cash and shares of our common stock or shares in our wholly owned subsidiary which are exchangeable for shares of our common stock. We issued or reserved for issuance upon exchange of the exchangeable shares an aggregate of 2,635,300 shares of our common stock. We also assumed the obligation to issue up to 318,672 shares of our common stock upon exercise of outstanding stock options for the purchase of common stock of I.M.L.

    As a result of the broad scope of our and I.M.L.'s operations and the geographic distance separating the bases of operation, it may be difficult to quickly integrate the products, technologies, research and development activities, administration, sales and marketing and other operations of the two companies. Integration difficulties may disrupt our business and could prevent the achievement of the potential benefits of the acquisition.

The markets we serve are highly competitive, and we may be unable to compete effectively.

    Competition in the high growth markets that we target for our products is intense, and we expect it to intensify as current competitors expand their product offerings and new competitors enter the market. Although competition in many of our markets is highly fragmented, our current competitors include AudioCodes Ltd., Radisys Corporation, Brooktrout Technology, Inc. Dialogic Corp., a wholly owned subsidiary of Intel Corporation. Other companies, including original equipment manufacturers that are current or targeted customers, may enter our markets in the future. Our competitors and customers may be able to develop products and services that are superior to our products and services, that achieve greater customer acceptance or that have significantly improved functionality as compared to our existing and future products and services. In particular, by focusing all of their efforts on a specific niche of the market, some of our competitors may succeed in introducing products that change the competitive dynamic in that market niche and adversely affect demand for our products. Certain of our competitors may be able to negotiate alliances with strategic partners on more favorable terms than we are able to negotiate. Many of our competitors have well-established relationships with our existing and prospective customers, including those on which we have focused significant sales and marketing efforts.

We rely on third parties to assemble our products.

    We do not have in-house manufacturing capabilities and currently rely on one primary third-party contract manufacturer to assemble our printed circuit boards and other product offerings. This manufacturer is our sole source for the products it manufactures for us. This reliance could subject us to product shortages or quality assurance problems, which, in turn, could lead to an increase in the cost of manufacturing or assembling our products. Any problems that occur and persist in connection with the delivery, quality or cost of the assembly of our products could affect our ability to ship product and recognize revenue, harm our relationship with our customers and harm our business.

We depend on sole source suppliers for certain components used in our products.

    We rely on vendors to supply components for our products, and we rely on sole source suppliers for certain custom integrated circuits and other devices that are components of one or more of our products. In particular, Texas Instruments is our sole source for the digital signal processors used in many of our products and customarily requires order lead times of 20 to 22 weeks or more to insure delivery in desired quantities. In addition, Lucent is our sole source supplier for integrated circuit components used in many of our products and customarily requires order lead times of 16 weeks or more. An interruption in supply from either Texas Instruments or Lucent would disrupt production, thereby adversely affecting our ability to deliver products to our customers. Converting to an alternative source for key components could require a large investment in capital and manpower resources and might cause significant delays in introducing replacement products. Although we believe we could identify alternative sources for all of our components, that process could take several months, and any interruption in our supplies could harm our business.

We do not obtain binding purchase commitments from our customers and rely on projections prepared by our customers in assessing future demand for our products.

    Our "design wins" are solely an expression of interest by customers and are not supported by purchase obligations. Therefore, there can be no assurance that any "design win" will result in purchase orders for our products. After we begin receiving initial orders for a product from a customer, we rely heavily on the customer's projections as to future needs for our product, without having any binding commitment from the customer as to future orders. Because our expenses are based on forecasting of future orders, a substantial reduction or delay in orders for our products from our customers could harm our business.

Our products typically have long sales cycles, causing us to expend significant resources before achieving "design wins" and recognizing revenue.

    The length of our sales cycle typically ranges from six to eighteen months and varies substantially from customer to customer. Prospective customers generally must commit significant resources to test and evaluate our products and integrate them into larger systems. This evaluation period is often prolonged due to delays associated with approval processes that typically accompany the design and testing of new communications equipment by our customers. In addition, the rapidly emerging and evolving nature of the markets in which we and our customers compete may cause prospective customers to delay their purchase decisions as they evaluate new technologies and develop and implement new systems. During the period in which our customers are evaluating whether to place an order with us, we often incur substantial sales and marketing expenses, without any assurance of future orders or their timing. Even after we achieve a "design win" and our product is expected to be utilized in a product or service offering being developed by our customer, the timing of the development, introduction and implementation of those products is controlled by, and can vary significantly with the needs of, our customers and may exceed several months. This complicates our planning processes and reduces the predictability of our earnings. If sales forecasted from a specific customer for a particular quarter are not realized in that quarter, we may fail to achieve our revenue goals.

The average selling prices of our products may decrease, which could adversely affect gross margins and revenues.

    Competitive pressures and rapid technological change may cause erosion of the average selling prices of our products and services. For example, the toll bypass segment of the Internet telephony market in which we compete has experienced a rapid and substantial decline in average product selling prices during 1999. In addition, as many of our target customers are large original equipment manufacturers with significant market power, we may face pressure from them for steep volume-based discounts in our pricing. Any significant erosion in our average selling prices could impact our gross margins and harm our business.

Our revenue growth depends significantly on the timely development and launch of new products and product enhancements, and we cannot be sure that our new products will gain wide market acceptance.

    The communications equipment and services market is characterized by rapid technological change, which requires continual development and introduction of new products and product enhancements that respond to evolving market needs and industry standards on a timely and cost-effective basis. Successfully developing new products requires us to accurately anticipate technological evolution in the communications industry as well as the technical and design needs of our customers. In addition, new product development and launch require significant commitments of capital and personnel. Failure to successfully update and enhance current products and to develop and launch new products would harm our business.

    We have experienced, and may in the future experience, delays in developing and releasing new products and product enhancements. These delays have led to, and may in the future lead to, delayed sales, increased expenses and lower quarterly revenue than anticipated. During the development of our products, we have also experienced delays in the prototyping of our digital signal processing chips, which in turn have led to delays in product introductions. Our failure to timely introduce a new product or product enhancement could harm our reputation with our customers or reduce demand for that product, which could harm our business.

We may acquire other businesses or technologies; if we do, we may be unable to integrate them with our business or our financial performance may suffer.

    If appropriate opportunities present themselves, we may acquire businesses, technologies, services or products that we believe are strategic. We may not be able to identify, negotiate or finance any future acquisition successfully. Even if we do succeed in acquiring a business, technology, service or product, the process of integration may produce unforeseen operating difficulties and expenditures and may absorb significant attention of our management that would otherwise be available for the ongoing development of our business. If we make future acquisitions, we may issue shares of stock that dilute other stockholders, incur debt, assume contingent liabilities or create additional expenses related to amortizing goodwill and other intangible assets, any of which might harm our financial results and cause our stock price to decline. Any financing that we might need for future acquisitions may only be available to us on terms that restrict our business or that impose on us costs that reduce our net income.

We may be unable to attract and retain management and other key personnel we need to succeed.

    The loss of any of our senior management or other key research, development, sales and marketing personnel, particularly if lost to competitors, could harm our business. Our future success will depend in large part on our ability to attract, retain and motivate highly skilled employees.

We may not be able to adequately protect our intellectual property, which may facilitate the development of competing products by others.

    We rely on a combination of copyright and trade secret laws, restrictions on disclosure and patents to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. The laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. If we fail to adequately protect our intellectual property rights, it will be easier for our competitors to sell competing products.

Our products may infringe on the intellectual property rights of third parties, which may result in lawsuits and prohibit us from selling our products.

    There is a risk that third parties have filed, or will file applications for, or have received or will receive, patents or obtain additional intellectual property rights relating to materials or processes that we use or propose to use. As a result, from time to time, third parties may assert exclusive patent or other intellectual property rights to technologies that are important to us. In addition, third parties may assert claims or initiate litigation against us or our manufacturers, suppliers or customers with respect to existing or future products or other proprietary rights. Any claims against us or customers that we indemnify against intellectual property claims, with or without merit, may be time-consuming, result in costly litigation and diversion of technical and management personnel or require us to develop non-infringing technology. If a claim is successful, we may be required to obtain a license or royalty agreement under the intellectual property rights of those parties claiming the infringement. If we are unable to obtain the license, we may be unable to market our affected products. Limitations on our ability to market our products and delays and costs associated with monetary damages and redesigns in compliance with an adverse judgment or settlement could harm our business.

Our products depend upon the continued availability of licensed technology from third parties.

    We currently license and will continue to license certain technology integral to our products and services, such as protocols, from third parties. While we believe that much of this technology is available from multiple sources, any difficulties in acquiring third-party technology licenses, or in integrating the related third-party technology into our products, could result in delays in product development or upgrade until equivalent technology can be identified, licensed and integrated. We may require new licenses in the future as our business grows and technology evolves. We cannot assure you that these licenses will continue to be available to us on commercially reasonable terms, if at all.

The ongoing evolution of industry standards may adversely affect demand for our products and increase our costs.

    Our success depends on both the evolution of industry standards for new technologies and our products' compatibility with multiple industry standards. Many technological developments occur prior to the adoption of the related industry standard. The absence of an industry standard related to a specific technology may prevent market acceptance of products using that technology, or may result in the development of products not compatible with ultimately adopted standards, which would limit demand for our products. We intend to develop products compatible with other technological advancements and may develop these products prior to the adoption of industry standards related to these technologies. As a result, we may incur significant expenses and losses due to lack of customer demand, unusable purchased components for these products and the diversion of our engineers from future product development efforts. Further, we may develop products that do not comply with the eventual industry standard, which could limit our ability to sell these products. If the industry develops new standards, we may not be able to design and manufacture new products in a timely fashion that meet these new standards. Even after the adoption of industry standards, the future success of our products depends on widespread market acceptance of their underlying technologies.

Defects in our products or problems arising from the use of our products together with other vendors' products may seriously harm our business and reputation.

    Products as complex as ours may contain known and undetected errors or performance problems. Defects are frequently found during the period immediately following introduction and initial implementation of new products or enhancements to existing products. Although we attempt to resolve all errors that we believe would be considered serious by our customers before implementation, our products are not error-free. These errors or performance problems could result in lost revenues or customer relationships and could be detrimental to our business and reputation generally. Additionally, reduced market acceptance of our services due to errors or defects in our technology would harm our business by reducing our revenues and damaging our reputation. In some of our contracts, we have agreed to indemnify our customers against certain liabilities arising from defects in our products, but we do not carry insurance policies covering this type of liability. In addition, our customers generally use our products together with their own products and products from other vendors. As a result, when problems occur in the network, it may be difficult to identify the source of the problem. These problems may cause us to incur significant warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems. To date, defects in our products or those of other vendors' products with which ours are used by our customers have not had a material negative effect on our business. However, we cannot be certain that a material negative effect will not occur in the future.

Because we derive a significant portion of our revenues from international sales, we are susceptible to currency fluctuations and other risks.

    Sales to customers outside North America accounted for approximately 27% of our revenues in 1999, and we believe a material portion of our domestic sales results in the use of our products outside North America. Since customers generally evaluate our purchase price as expressed in their own currency, changes in foreign currency exchange rates may hurt our sales in other countries. In addition, some of our sales transactions are denominated in local currency and we do not mitigate the currency risk by engaging in currency-hedging transactions. An increase in the value of the U.S. dollar relative to foreign currencies could make our products less competitive on a price basis in international markets or adversely impact the U.S. dollar yield from sales transactions denominated in local currency.

    Other risks arising from our international business include political instability or recessions in other countries, the imposition of trade and tariff regulations by foreign governments and the difficulties in managing operations across disparate geographic areas. These or other factors may limit our ability to sell our products and services in other countries.

The market segments we target may not develop as rapidly as we anticipate.

    We operate in five segments of the networking and communications market: IP telephony, differentiated IP service provisioning, enhanced services, wireless network infrastructure and enterprise applications. Although we expect growth in these areas, each of these market segments is emerging, undergoing rapid change or both and may fail to generate demand for our products at the levels we anticipate, which could limit our future revenues and harm our business.

Future regulation or legislation could restrict our business or increase our costs.

    We are unable to predict the impact, if any, that future legislation, legal decisions or regulations relating to our target market segments may have on our business, financial condition and results of operations. Regulation may focus on, among other things, assessing access or settlement charges, or imposing tariffs or regulations based on the characteristics and quality of products and services, either of which could restrict our business or increase our cost of doing business. For example, the Federal Communications Commission is currently examining the question of whether certain forms of telephone services over the Internet should be subject to FCC regulation as telecommunications services. If the FCC were to determine that Internet telephony providers, or the services they provide, are subject to FCC regulations, then some of the service providers that buy equipment from our customers may be forced to pay access charges and make universal service contributions. This could have a material adverse effect on those customers' business and competitive position and could therefore force them to limit or cut-off their purchases of our products.

Anti-takeover provisions in Delaware law and our corporate documents may affect the value of our common stock.

    Provisions of Delaware law and our corporate documents may make it difficult and expensive for a third party to acquire us. For example, our certificate of incorporation provides for the election of members to our board of directors for staggered three-year terms. In addition, we have adopted a shareholder rights plan. The existence of these anti-takeover provisions may substantially impede the ability of a third party to acquire control of us or accumulate large blocks of our common stock, which may adversely affect our stock price.

We will have broad discretion as to the use of the proceeds from the sale of securities under this prospectus.

    Our board of directors and our management will have broad discretion over the use of the net proceeds from the sale of securities that we may offer under this prospectus and any accompanying prospectus supplement. Investors will be relying on the judgment of our board of directors and our management regarding the application of the proceeds from the sale of securities that we may offer under this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING INFORMATION

    This prospectus includes and incorporates forward-looking statements that involve substantial risks and uncertainties and fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates," "predicts," "potential," "continue" and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," beginning on page 2, as well as other risks and uncertainties referenced in this prospectus and the applicable prospectus supplement. We do not assume any obligation to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

USE OF PROCEEDS

    Except as set forth in the applicable prospectus supplement, we will use the net proceeds from the sale of securities for general corporate purposes, which may include working capital, repayment of debt, capital expenditures, acquisitions, investments and repurchase of our capital stock. We may invest the net proceeds temporarily or use them to repay short-term debt until we use them for their stated purpose.

DIVIDEND POLICY

    We do not anticipate paying cash dividends on our common stock in the foreseeable future. The terms of some of our debt instruments may place limitations on our ability to pay dividends. Future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board of directors may deem relevant.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

    The following table presents our historical ratios of earnings to fixed charges and preferred dividends for the periods indicated:

	Year Ended December 31,					Six Months Ended June 30,
	1995	1996	1997	1998	1999	1999	2000
Ratio of earnings to fixed charges (a)	27.5	12.1	16.6	(c)	(c)	(c)	2.2	(d)
Ratio of earnings to fixed charges and preferred dividends (b)	27.5	12.1	16.6	(c)	(c)	(c)	2.2	(d)

(a)
The ratio of earnings to fixed charges is computed by dividing net income (loss) before income taxes and extraordinary credits and fixed charges (excluding interest capitalized during the period), by fixed charges.

(b)
The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing net income (loss) before income taxes and extraordinary credits and fixed charges (excluding interest capitalized during the period), by fixed charges and preferred stock dividend requirements.

(c)
Due to our losses in these periods, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $10,057, $16,634 and $11,093 for the years ending December 31, 1998 and 1999 and six months ending June 30, 1999, respectively, to achieve a coverage ratio of 1:1.

(d)
Included in earnings for the six-month period ended June 30, 2000 was a nonrecurring gain of $1,898 before income taxes relating to the sale of our investments in two privately held companies. If such sales had not occurred, the total additional earnings needed to achieve a 1:1 coverage ratio of earnings to fixed charges and earnings to fixed charges and preferred dividends would have been $1,372.

DESCRIPTION OF DEBT SECURITIES

    We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture or indentures to be entered into between us and the trustee identified in the applicable prospectus supplement. In this prospectus, we refer to any debt securities that we may issue with this prospectus or any prospectus supplement as "debt securities". The terms of the debt securities will include those stated in the applicable indenture, those made part of such indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture, and those contained in any supplemental indenture or resolution of the board of directors delivered pursuant to the indenture. We have filed a copy of the proposed form of indenture as an exhibit to the registration statement in which this prospectus is included. Each indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. For purposes of this section, references to "we", "us", "ours" and "Natural MicroSystems" include only Natural MicroSystems Corporation and not its subsidiaries.

    We may offer debt securities under this prospectus with up to an aggregate initial public offering price of $500,000,000. If debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount may be sold for an initial public offering price of up to $500,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Natural MicroSystems and will rank equally with all of our other unsecured indebtedness.

    The following statements relating to the debt securities and the form of indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the applicable indenture and any supplemental indenture, resolution of the board of directors or officers' certificate delivered pursuant to the indenture.

General

    We may issue debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. To review the terms of a series of debt securities, you must refer to both the prospectus supplement for the particular series and to the description of debt securities in this prospectus.

    The following description summarizes some general terms of the terms of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms may not apply to the debt securities so offered will be described in the prospectus supplement.

    The indenture does not limit the amount of debt securities that we may issue. The indenture provides that debt securities may be issued up to the principal amount that we authorize from time to time. The terms of the indenture generally do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us, but those provisions may be included in the documents that include the specific terms of the debt securities.

    The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include among others:

  •
  the title of the debt securities;

  •
  any limit upon the aggregate principal amount of the debt securities;

  •
  if other than United States dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

  •
  the maturity date(s);

  •
  the date or dates when payments on the principal must be made;

  •
  interest rates, and the dates from which interest, if any, will accrue and be payable;

  •
  the place(s) where payments may be made;

  •
  any mandatory or optional redemption provisions;

  •
  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Natural MicroSystems;

  •
  the denominations in which debt securities will be issued;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined;

  •
  whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

  •
  whether and on what terms we will pay additional amounts to holders of the debt securities that are not United States persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

  •
  the certificates or forms required for the issuance of debt securities in definitive form;

  •
  the trustees, depositaries, authenticating or paying agents, transfer agents or registrars of the debt securities;

  •
  any deletions of, or changes or additions to, the events of default or covenants;

  •
  any sinking fund provisions;

  •
  conversion or exchange provisions, if any; and

  •
  any other specific terms of the debt securities.

    If any debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the applicable prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

    Some of the debt securities may be issued as original issue discount debt securities which will be sold at a discount below their stated principal amount and may bear no or below market interest. The applicable prospectus supplement will contain any special tax, accounting or other information relating to original issue discount securities or other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

    The terms of the debt securities may include provisions that restrict our ability to declare dividends, require the maintenance of financial covenants or financial balances, or require the creation or maintenance of reserves.

Senior Debt Securities

    Payment of the principal of, premium, if any, and interest on any senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt, but will be effectively subordinated to creditors and preferred shareholders of our subsidiaries.

Subordinated Debt Securities

    We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by the terms of the subordinated debt securities will be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred shareholders of our subsidiaries.

Conversion or Exchange Rights

    Debt securities may be convertible into or exchangeable for shares of our equity securities or equity securities of our subsidiaries or affiliates. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

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  the conversion or exchange period;

  •
  provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

  •
  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Global Securities

    We may issue a series of debt securities in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in the applicable prospectus supplement. We may issue global debt securities in either registered or unregistered form and in either temporary or definitive form. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities in the applicable prospectus supplement.

Merger, Consolidation or Sale of Assets

    Under the terms of the indenture, we may not consolidate with or merge into, or sell, lease or convey all or substantially all of our assets to, another party unless the successor or transferee party:

  •
  expressly assumes all of our obligations with respect to the debt securities and the indenture;

  •
  is a corporation organized under the laws of one of the states in the United States; and

  •
  will not, immediately after such consolidation or merger or sale, lease or conveyance, be in default in the performance of any covenant or condition with respect to the debt securities or the indenture.

No Protection in the Event of Change of Control

    The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Natural MicroSystems or a highly leveraged transaction. If we include any covenants or provisions of this type with respect to any debt securities in the future, we will describe them in the applicable prospectus supplement.

Events of Default

    Unless otherwise provided for in the applicable prospectus supplement, the term "event of default", when used in the indenture means any of the following with respect to a series of debt securities:

  •
  failure to pay interest for 30 days after the date payment with respect to that series is due and payable;

  •
  failure to pay principal or premium, if any, with respect to that series when due, either at maturity, upon any redemption, by declaration or otherwise;

  •
  failure to make sinking fund payments, if any, with respect to that series when due;

  •
  failure to perform other covenants applicable to that series for 60 days after notice;

  •
  events in bankruptcy, insolvency or reorganization of our company; or

  •
  any other event of default provided in the supplemental indenture, board resolution or officers' certificate under which the series of debt securities was issued.

    An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities or relating to the performance of covenants in the indenture applicable to that series (but less than all series) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

    If an event of default relating to the performance of other covenants applicable to all series of debt securities occurs and is continuing for a period of 60 days after notice of that event of default, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of debt securities may declare the entire principal amount of all of the series of debt securities due and payable immediately; provided, however, that the applicable prospectus supplement may provide otherwise with respect to a particular series.

    If an event of default relating to events in bankruptcy, insolvency or reorganization occurs, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

    Upon satisfaction of specified conditions, the holders of not less than a majority in aggregate principal amount of the securities of a series (or all series, as the case may be) may rescind and annul any of the above-described declarations and consequences.

    If any other event of default is provided for in a supplemental indenture, board resolution or officers' certificate, the terms of such event of default and its consequences will be described in the applicable prospectus supplement.

    The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of that default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request; and

  •
  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

    We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

    We can discharge or defease our obligations under the indenture as stated below or as provided in the applicable prospectus supplement.

    Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities if all debt securities of such series (a) have already been delivered to the trustee for cancellation, or (b) mature within one year or are to be called for redemption within one year. We may effect a discharge by irrevocably depositing in trust with the trustee cash or United States government obligations in an amount sufficient to pay the principal of, premium, if any, interest and any mandatory sinking fund payments on the debt securities to maturity or redemption and providing an officer's certificate and an opinion of counsel acceptable to the trustee to the effect that all of the conditions required by the indenture for such discharge have been met.

    Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as "defeasance". We may also be released from the obligations imposed by covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the indenture, which we refer to as "covenant defeasance". We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, interest and any mandatory sinking fund payments on all outstanding debt securities of the series; and

  •
  we deliver to the trustee an officer's certificate and an opinion of counsel acceptable to the trustee to the effect that (a) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (b) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable United States federal income tax law, and based on that ruling or change, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to tax in the same manner as if no defeasance had occurred.

    Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

    Except as provided in the applicable prospectus supplement, the indenture provides that we and the trustee may amend the indenture or enter into supplemental indentures without the consent of the holders of debt securities to, among other things,:

  •
  secure any debt securities;

  •
  evidence the assumption by a successor corporation of our obligations;

  •
  make provisions with respect to conversion rights of the holders of the debt securities, if any;

  •
  add covenants for the protection of the holders of debt securities and to make the occurrence of a default in any additional covenant an event of default under the indenture;

  •
  cure any ambiguity or correct any inconsistency in the indenture;

  •
  establish the forms or terms of debt securities of any series;

  •
  evidence and provide for the acceptance of appointment by a successor trustee; and

  •
  make any other provisions as the board of directors deems necessary or desirable that do not adversely affect the interests of the holders.

    The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the applicable indenture or modify in any manner the rights of the holders of the debt securities. A supplemental indenture, board resolution or officer's certificate may provide for additional consent requirements with respect to a particular series of debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture for any such series;

  •
  reduce the rate or extend the time of payment of interest;

  •
  extend the stated maturity of any debt security or reduce the principal amount or premium, if any;

  •
  make any change that adversely affects the rights of the holders with respect to subordination;

  •
  reduce any amount payable on redemption;

  •
  waive a payment default;

  •
  impair the right to institute suit for the enforcement of any payment on any series of debt security;

  •
  make any change that adversely affects the right to convert any security, if any;

  •
  change the place of payment; or

  •
  change the currency in which the principal, premium, if any, or interest is payable.

Concerning the Trustee

    We will identify the trustee with respect to any series of debt securities in the applicable prospectus supplement relating to the debt securities. If we issue more than one series of debt securities, we may designate a different trustee for each such series. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under an indenture separate and apart from the trust administered by any other trustee under another indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under the applicable indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

    The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning that series of debt securities, so long as the direction:

  •
  would not conflict with any rule of law or with the applicable indenture;

  •
  would not be unduly prejudicial to the rights of another holder of the debt securities; and

  •
  would not involve the trustee in personal liability.

    The indenture provides that if an event of default occurs, is not cured and is known to the trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trust's power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security and indemnity satisfactory to the trustee.

Registrar and Paying Agent

    The debt securities may be presented for registration of transfer or for exchange at the office of the security registrar designated in the applicable prospectus supplement or at any other office or agency that we maintain for those purposes pursuant to the indenture. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent designated in the applicable prospectus supplement or at any office or agency that we maintain for those purposes pursuant to the indenture. We expect that the trustee with respect to any series of debt securities will be our designated security registrar and paying agent for such series of debt securities, but may provide otherwise in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

    Under our restated certificate of incorporation we have authorized 3,000,000 shares of preferred stock, par value $0.01 per share. At August 15, 2000, we had no shares of preferred stock issued and outstanding. In connection with our stockholder rights plan, 15,000 of such shares have been designated "Series A Junior Preferred Stock", none of which are issued and outstanding. Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series or the designation of such class or series, without any further action by the stockholders. Preferred stock, if issued, will not be entitled to any preemptive or similar rights.

    Each time that we issue a new series of preferred stock, we will file with the SEC a definitive certificate of designation. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms will include:

  •
  the designation of the title of the series;

  •
  dividend rates;

  •
  redemption provisions, if any;

  •
  special or relative rights in the event of liquidation, dissolution, distribution or winding up of Natural MicroSystems;

  •
  sinking fund provisions, if any;

  •
  whether the preferred stock will be convertible into our common stock or any other of our securities or exchangeable for securities of any other person;

  •
  voting rights; and

  •
  any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, not inconsistent with our restated certificate of incorporation or bylaws.

    The shares of any series of preferred stock will be, when issued, fully paid and non-assessable.

Ranking

    Each new series of preferred stock will rank with respect to each other series of our preferred stock as specified in the prospectus supplement relating to that new series of preferred stock.

Dividends

    Holders of each new series of preferred stock will be entitled to receive cash dividends or dividends in kind, if declared by our board of directors out of funds legally available for dividends. For each series of preferred stock, we will specify in the prospectus supplement:

  •
  the dividend rates;

  •
  whether the rates will be fixed or variable or both;

  •
  the dates of distribution of the cash dividends; and

  •
  whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

Conversion and Exchange

    The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock or exchangeable for securities of a third party.

Redemption

    We will specify in the prospectus supplement relating to each new series of preferred stock:

  •
  whether that new series will be redeemable at any time, in whole or in part, at our option or at the option of the holder of the shares of preferred stock;

  •
  whether that new series will be subject to mandatory redemption under a sinking fund or on other terms; and

  •
  the redemption prices.

Liquidation Preference

    Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive:

  •
  distributions upon liquidation in the amount provided in the prospectus supplement of that series of preferred stock; plus

  •
  any accrued and unpaid dividends.

    These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

    Unless otherwise provided in the applicable prospectus supplement, after payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting Rights

    The holders of shares of any series of preferred stock will have no voting rights except as indicated in the certificate of designations or prospectus supplement relating to that series or as required by law.

Transfer Agent and Registrar

    We will specify each of the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each new series of preferred stock in the prospectus supplement relating to that series.

DESCRIPTION OF COMMON STOCK

    The following summary is a description of the material terms of our common stock, does not purport to be complete and is subject in all respects to the applicable provisions of Delaware law and of our constituent documents and of the constituent documents of our subsidiaries. Our restated certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

    Our restated certificate of incorporation provides that we have authority to issue 125,000,000 shares of common stock, par value $0.01 per share. As of August 11, 2000, there were 34,463,137 shares of common stock outstanding. Common stockholders are entitled to one vote for each share held on all matters submitted to a vote of stockholders. They do not have cumulative voting rights. Common stockholders do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of common stockholders are subject to the rights of the shareholders of any series of preferred stock which we may designate and issue in the future. We will describe the specific terms of any common stock we may offer in a prospectus supplement.

Charter Provisions

    Our board of directors currently consists of seven members. Our restated certificate of incorporation and bylaws divide our board of directors into three classes as nearly equal as possible with staggered three-year terms. At each annual meeting of stockholders, approximately one-third of the directors are elected for a term of three years.

    Our restated certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by law.

    Our bylaws require that nominations for the board of directors made by the stockholders comply with particular notice procedures. A notice by a stockholder of a planned nomination must generally be given not later than 80 days nor earlier than 90 days prior to the date of the meeting. A stockholder's notice of nomination must include particular information about the stockholder, the nominee and any beneficial owner on whose behalf the nomination is made.

    Our restated certificate of incorporation and bylaws provide that any action required or permitted to be taken by the stockholders shall be taken only at a duly called annual or special meeting of the stockholders. Special meetings may be called by the board of directors, the chairman of the board, the chief executive officer or the secretary within ten days of a written request from a majority of the board of directors. In addition, our restated certificate of incorporation and bylaws provide that the board of directors may, from time to time, fix the number of directors constituting the board of directors, and only the directors are permitted to fill vacancies on the board of directors.

    Under Delaware law, the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation and bylaws generally do not require a greater percentage. In addition, our restated certificate of incorporation and bylaws provide that the board of directors shall have the power to amend or repeal our bylaws.

    The provisions of the restated certificate of incorporation and bylaws discussed above could make more difficult or discourage a proxy contest or the acquisition of control of a substantial block of our stock or the removal of any incumbent member of the board of directors. Such provisions could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Natural MicroSystems, even though such an attempt might be beneficial to Natural MicroSystems and our stockholders.

Stockholder Rights Plan

    We adopted a stockholder rights plan on December 23, 1998. The plan was implemented by declaring a dividend, distributable to stockholders of record on January 4, 1999, of one preferred share purchase right for each outstanding share of common stock. The plan provides that each share of common stock outstanding will have attached to it the right to purchase one thousandth of a share of preferred stock. As of the date of this prospectus, the purchase price per one thousandth of a preferred share under the plan is $30.00, subject to adjustment. The rights will be exercisable only if a person or group (i) acquires 15% or more of the common stock or (ii) announces a tender offer that would result in that person or group acquiring 30% or more of our common stock. Once exercisable, and in some circumstances if certain additional conditions are met, the plan allows shareholders (other than the acquirer) to purchase common stock or securities of the acquirer having a then-current market value of two times the exercise price of the right. The rights are redeemable for $0.005 per right (subject to adjustment) at the option of the board of directors. Until a right is exercised, the holder of the right, as such, has no rights as a stockholder of Natural MicroSystems. The rights will expire on December 23, 2008 unless redeemed by Natural MicroSystems prior to that date. The terms described above give effect to our two-for-one stock split effective on August 7, 2000.

    On April 22, 1999, the rights agreement was amended and restated to modify provisions relating to so-called "dead hand" control by a particular group of directors.

    The rights agreement contains rights that have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Natural MicroSystems on terms not approved by the board of directors. The rights should not interfere with any merger or other business combination approved by the board of directors since the rights may be redeemed by Natural MicroSystems at $0.005 per right prior to the earlier of (i) the time prior to such time as any person has become an acquiring person (as defined in the rights agreement), or (ii) December 23, 2008.

Change of Control

    We are subject to Section 203 of the Delaware General Corporation Law which under certain circumstances, may make it more difficult for a person who would be an "Interested Stockholder," as defined in Section 203, to effect various business combinations with us for a three-year period. Under Delaware law, a corporation's certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. Our restated certificate of incorporation and bylaws do not exclude us from the restrictions imposed under Section 203.

Transfer Agent

    The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of our common stock is currently EquiServe, although we reserve the right to use a different agent which, if any, will be named in a prospectus supplement.

DESCRIPTION OF WARRANTS

    We may issue warrants, including debt warrants, which are warrants to purchase debt securities, and equity warrants, which are warrants to purchase common stock or preferred stock.

    Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

Debt Warrants

    The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

  •
  the title and aggregate number of the debt warrants;

  •
  any offering price of the debt warrants;

  •
  the number of debt warrants and debt securities that will be separately transferable;

  •
  any date on and after which the debt warrants and debt securities will be separately transferable;

  •
  the title, total principal amount, ranking and terms, including subordination and conversion provisions, of the underlying debt securities that may be purchased upon exercise of the debt warrants;

  •
  the time or period when the debt warrants are exercisable, the minimum or maximum amount of debt warrants which may be exercised at any one time and the final date on which the debt warrants may be exercised;

  •
  the principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant and the price, or the manner of determining the price, at which the principal amount may be purchased upon exercise;

  •
  the terms of any right to redeem or call the debt warrants;

  •
  any book-entry procedure information;

  •
  any currency or currency units in which the offering price and the exercise price are payable; and

  •
  any other terms of the debt warrants not inconsistent with the provisions of the applicable debt warrant agreement.

Equity Warrants

    The applicable prospectus supplement will describe the terms of any equity warrants, including the following:

  •
  the title and aggregate number of the equity warrants;

  •
  any offering price of the equity warrants;

  •
  the designation and terms of any shares of preferred stock that are purchasable upon exercise of the equity warrants;

  •
  if applicable, the designation and terms of the securities with which the equity warrants are issued and the number of the equity warrants issued with each security;

  •
  if applicable, the date from and after which the equity warrants and any securities issued with those warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock purchasable upon exercise of an equity warrant and the price;

  •
  the time or period when the equity warrants are exercisable, the minimum or maximum amount of the equity warrants exercisable at any one time, if applicable, and the final date on which the equity warrants may be exercised and terms regarding any of our rights to accelerate this final date;

  •
  any currency or currency units in which the offering price and the exercise price are payable;

  •
  any applicable anti-dilution provisions of the equity warrants;

  •
  any applicable redemption or call provisions; and

  •
  any additional terms of the equity warrants not inconsistent with the provisions of the applicable equity warrant agreement.

PLAN OF DISTRIBUTION

    We may sell our debt securities, shares of preferred stock, shares of common stock and warrants in any of three ways:

  •
  through underwriters;

  •
  through agents; or

  •
  directly to a limited number of institutional purchasers or to a single purchaser.

    The prospectus supplement for the securities we sell will describe that offering, including:

  •
  the name or names of any underwriters;

  •
  the purchase price and the proceeds to us or the selling stockholders from that sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  whether the securities will trade on any securities exchanges or the Nasdaq National Market.

Underwriters

    If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. Unless otherwise provided in the applicable prospectus supplement, the underwriters will be obligated to purchase all of these securities if any are purchased.

    The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

    We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

    Any underwriters to whom we sell securities may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue market making activities at any time without notice. Underwriters may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Agents

    We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

    We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

    We may indemnify underwriters, dealers or agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments which these underwriters, dealers or agents may be required to make.

LEGAL MATTERS

    Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts, will be giving its opinion on legal matters relating to the securities offered from time to time.

EXPERTS

    The consolidated financial statements of Natural MicroSystems Corporation as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999 and the related financial statement schedule have been incorporated into this prospectus and in the registration statement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

    Government Filings.  We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any documents that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC's website at www.sec.gov.

    Stock Market.  Our common stock is traded on the Nasdaq National Market. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

    Information Incorporated by Reference.  The SEC allows us to "incorporate by reference" the information we file with them in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

    We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000;

  •
  our Current Report on Form 8-K filed January 13, 2000;

  •
  our Current Report on Form 8-K filed July 20, 2000;

  •
  the description of our common stock contained in our Registration Statement on Form 8-A effective February 17, 1994; and

  •
  the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed January 19, 1999, as amended by a filing on June 15, 1999.

    You may request a copy of these filings at no cost by writing or telephoning Natural MicroSystems Corporation, 100 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Investor Relations, Telephone: (508) 620-9300.

    All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$500,000,000

NATURAL
MICROSYSTEMS
CORPORATION

Debt Securities

Preferred Stock

Common Stock

Warrants

PROSPECTUS

            , 2000

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

    The expenses relating to the registration of shares will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$132,000
Printing and Engraving Expenses	$150,000
Legal Fees and Expenses	$100,000
Accountants' Fees and Expenses	$25,000
Miscellaneous	$93,000

Total	$500,000

Item 15.  Indemnification of Directors and Officers

    Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Article Tenth of the Company's Fourth Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law.

    Article Eleventh of the Company's Fourth Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the Delaware General Corporation Law, indemnify each of its directors and officers against all expenses (including attorneys' fees), liabilities, judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services to the Company, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

Item 16.  Exhibits

    The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6.

Item 17.  Undertakings

    (a) The undersigned registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes that:

      (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

    (e) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, The Commonwealth of Massachusetts on August 17, 2000.

NATURAL MICROSYSTEMS CORPORATION
By:	/s/ ROBERT E. HULT Robert E. Hult Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert E. Hult, Dianne L. Callan, and Richard N. Hoehn, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of August 17, 2000 by the following persons in the capacities indicated.

Name	Capacity

/s/ ROBERT P. SCHECHTER Robert P. Schechter	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ ROBERT E. HULT Robert E. Hult	Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ ALEX N. BRAVERMAN Alex N. Braverman	Vice President and Corporate Controller (Principal Accounting Officer)
/s/ WILLIAM E. FOSTER William E. Foster	Director
/s/ ZENAS W. HUTCHESON, III Zenas W. Hutcheson, III	Director
/s/ W. FRANK KING, PH.D. W. Frank King, Ph.D.	Director
/s/ PAMELA D.A. REEVE Pamela D.A. Reeve	Director
/s/ RONALD W. WHITE Ronald W. White	Director

INDEX TO EXHIBITS

Exhibit Number
1.01	Form of Underwriting Agreement for [Common Stock] [Preferred Stock].*
1.02	Form of Underwriting Agreement for [Convertible] [Senior] [Subordinated] Debt Securities.*
3.01	Fourth Restated Certificate of Incorporation of the Registrant (filed as an exhibit to the Registrant's Form 10-K for the year ended December 31, 1995, and incorporated by reference herein).
3.02	Bylaws of the Registrant, as amended (filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-72596), and incorporated by reference herein).
4.01
Amended and Restated Rights Agreement, dated as of April 22, 1999 between the Registrant and State Street Bank & Trust Company, Rights Agent (filed as an exhibit to the Registrant's Form 8-A12B/A, filed on June 15, 1999, and incorporated by reference herein).
4.02	Form of Indenture.
4.03	Form of Standard Stock Warrant Provisions.*
4.04	Form of Standard Debt Securities Warrant Provisions.*
4.05	Form of Certificate of Designation of Preferred Stock.*
5.01	Opinion of Choate, Hall & Stewart and Consent.
12.01	Statement Regarding Computation of Ratios.
23.01	Consent of PricewaterhouseCoopers LLP.
23.02	Consent of Choate, Hall & Stewart (to be included in Exhibit 5.01).
24.01	Power of Attorney (see the signature page to this Registration Statement).
25.01	Statement of Eligibility of Trustee on Form T-1.**

*
To be filed by amendment or by a Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K.
**
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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ABOUT THIS PROSPECTUS
ABOUT NATURAL MICROSYSTEMS
RISK FACTORS
FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
DIVIDEND POLICY
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS